EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer and Chief Financial Officer (949) 509-4440

DOWNEY ANNOUNCES RECORD QUARTERLY EARNINGS

          Newport Beach, California - July 19, 2005 - Downey Financial Corp. (NYSE: DSL) reported that net income for the second quarter of 2005 totaled a record $64.1 million or $2.29 per share on a diluted basis, up from $27.8 million or $0.99 per share in the year-ago second quarter.

          The increase in net income between second quarters reflected:

  A $33.2 million increase in net gains on sales of loans and mortgage-backed securities due to a higher volume and gain per dollar of loan sold;
  A $21.3 million favorable change associated with securities gains/losses, as the year-ago quarter included a loss associated with a partial economic hedge against value changes in mortgage servicing rights;
  A $17.4 million or 22.6% increase in net interest income reflecting a higher level of interest-earning assets; and
  A $11.2 million increase in loan and deposit related fees primarily reflecting higher loan prepayment fees.

Those favorable items were partially offset by:

  A $16.3 million unfavorable change in loan servicing activities, as the year-ago quarter included a $14.3 million recapture from the valuation allowance for mortgage servicing rights compared to a $2.6 million provision in the current quarter; and
  A $5.3 million decline in income from real estate held for investment due primarily to lower gains from sales.

          For the first six months of 2005, net income totaled $115.8 million or $4.15 per share on a diluted basis, more than triple the $36.7 million or $1.31 for the first six months of 2004.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "We are very pleased with our results so far this year. Our earnings, compared to a year ago, continue to benefit from strong secondary marketing activities, growth in net interest income and improved operating efficiency. Our improved gains on sales of loans reflected a strong appetite in the secondary markets for adjustable rate mortgages, which we sold at healthy spreads."

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Net Interest Income

          Net interest income totaled $94.0 million in the second quarter of 2005, up $17.4 million or 22.6% from a year ago. The increase primarily reflected an increase of 27.6% in average interest-earning assets to $16.540 billion in the current quarter. The effective interest rate spread averaged 2.27% in the current quarter, down from 2.36% a year ago and 2.38% in the first quarter of 2005. The decline in the effective interest rate spread was due to a higher level of deferred loan origination costs being written-off in the current quarter related to loan repayments. Those write-offs were, in part, offset by higher loan prepayment fees recognized in other income.

          For the first six months of 2005, net interest income totaled $188.1 million, up $42.1 million from a year ago.

Provision for Loan Losses

          During the current quarter, provision for loan losses totaled $0.6 million, down $0.9 million from the year-ago second quarter. At quarter end, the allowance for loan losses was $36 million, compared to $35 million at year-end 2004 and $33 million at June 30, 2004. Net charge-offs totaled $0.9 million in the current quarter, compared to $0.1 million a year ago.

          For the first six months of 2005, provision for loan losses totaled $2.6 million and net charge-offs were $1.0 million. That compares to a $3.3 million provision for loan losses and net charge-offs of $0.1 million in the year-ago period.

Other Income

          Other income totaled $75.8 million in the second quarter of 2005, up $45.6 million from a year ago. Contributing to the increase between second quarters was:

  A $33.2 million increase in net gains from sales of loans and mortgage-backed securities. Net gains in the current quarter totaled $48.8 million, including a $1.3 million gain due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 1.54% on secondary market sales of $3.093 billion was realized, compared to the year-ago gain of 1.08% on secondary market sales of $1.139 billion.
  A $21.3 million favorable change in securities gains/losses, as the year-ago quarter included losses from the sale of investment securities that were acquired as a partial economic hedge against the value of mortgage servicing rights.
  A $11.2 million increase in loan and deposit related fees due primarily to an increase of $10.7 million in loan prepayment fees. Deposit related fees were up $0.7 million or 10.2%.

Those favorable items were partially offset by:

  A $16.3 million unfavorable change in loan servicing activities. A loss of $2.5 million was recognized in the current quarter, compared to income of $13.8 million a year ago. The current quarter result included a $2.6 million provision to the valuation allowance for mortgage servicing rights, whereas the year-ago quarter included a recapture of $14.3 million. At June 30, 2005, mortgage servicing rights, net of a $4 million valuation allowance, totaled $17 million or 0.75% of the $2.249 billion of associated loans serviced for others (this excludes the $8.014 billion of loans sub-serviced for others on a fixed fee basis per loan).

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  A $5.3 million decline in income from real estate held for investment due primarily to lower gains from sales. The current quarter included gains of $1.1 million, compared to $6.2 million a year ago.

          For the first six months of 2005, other income totaled $131.5 million, up $98.4 million from the same period a year ago.

Operating Expense

          Operating expense totaled $58.3 million in the current quarter, up $1.0 million from a year ago due to a 1.5% increase in general and administrative expense. The increase was primarily in salaries and related costs, up $1.5 million or 3.9%.

          For the first six months of 2005, operating expense totaled $116.5 million, up $4.3 million from the same period a year ago.

Assets, Loan Originations and Deposits

          At June 30, 2005, assets totaled $16.612 billion, up 16.8% from a year ago and up $963 million or 6.2% from year-end 2004. During the current quarter, assets declined $281 million due primarily to a $341 million decline in loans held for sale.

          Loan originations (including purchases) totaled $4.133 billion in the current quarter, up 6.8% from $3.869 billion a year ago. Loans originated for sale increased $1.487 billion to $2.766 billion, while single family loans originated for portfolio declined by $1.117 billion to $1.272 billion. Of the current quarter total originated for portfolio, $133 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.3 billion, with an average loan-to-value ratio at origination of 71% and, of the total, 96% represented "Alt. A and A-" credits. In addition to single family loans, $94 million of other loans were originated in the current quarter.

          Deposits totaled $11.042 billion at quarter end, up 23.4% from the year-ago level and $1.384 billion or 14.3% since the end of 2004. During the quarter, three new traditional branches were opened. This brings the total number of branches to 172 (168 in California and four in Arizona). At quarter end, the average deposit size of our 80 traditional branches was $110 million, while the average deposit size of our 92 in-store branches was $24 million. Since the end of 2004, borrowings have declined by $557 million, as deposit growth exceeded the growth in assets.

Non-Performing Assets

          Non-performing assets declined $4 million during the quarter to $25 million or 0.15% of total assets, compared to 0.22% at year-end 2004.

Regulatory Capital Ratios

          At June 30, 2005, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.31% and a risk-based capital ratio of 14.11%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

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          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information, contact: Thomas E. Prince, Chief Operating Officer and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(Dollars in Thousands, Except Per Share Data)	2005	2004	2004

Assets
Cash	$128,670	$119,502	$126,361
Federal funds	30,001	-	-

Cash and cash equivalents	158,671	119,502	126,361
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	504,965	497,009	630,785
Loans held for sale, at lower of cost or fair value	914,277	1,118,475	661,481
Mortgage-backed securities available for sale, at fair value	292	304	321
Loans receivable held for investment, net	14,492,386	13,423,999	12,309,935
Investments in real estate and joint ventures	58,941	55,411	31,517
Real estate acquired in settlement of loans	2,201	2,555	2,424
Premises and equipment	105,230	106,238	107,277
Federal Home Loan Bank stock, at cost	265,849	243,613	167,797
Investment in Downey Financial Capital Trust I	-	-	3,711
Mortgage servicing rights, net	16,833	17,964	92,049
Other assets	92,482	63,738	88,689

	$16,612,127	$15,648,808	$14,222,347

Liabilities and Stockholders’ Equity
Deposits	$11,042,072	$9,657,978	$8,948,238
Securities sold under agreements to repurchase	-	-	239,688
Federal Home Loan Bank advances	4,002,757	4,559,622	3,556,087
Senior notes	198,004	197,924	198,179
Junior subordinated debentures	-	-	123,711
Accounts payable and accrued liabilities	126,521	108,217	88,608
Deferred income taxes	126,628	117,416	125,384

Total liabilities	15,495,982	14,641,157	13,279,895

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at June 30, 2005, December 31, 2004 and
June 30, 2004; outstanding 27,853,783 shares at both June 30, 2005 and
December 31, 2004 and 27,968,283 shares at June 30, 2004	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive income (loss)	(1,427)	318	(5,745)
Retained earnings	1,040,290	930,051	864,704
Treasury stock, at cost, 381,239 shares at both June 30, 2005 and
December 31, 2004 and 266,739 shares at June 30, 2004	(16,792)	(16,792)	(10,581)

Total stockholders’ equity	1,116,145	1,007,651	942,452

	$16,612,127	$15,648,808	$14,222,347

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands, Except Per Share Data)	2005	2004	2005	2004

Interest income
Loans receivable	$189,641	$123,313	$362,648	$238,843
U.S. Treasury securities and agency obligations	5,029	6,332	9,867	10,396
Mortgage-backed securities	3	3	6	6
Other investments	3,120	1,594	5,658	2,792

Total interest income	197,793	131,242	378,179	252,037

Interest expense
Deposits	60,962	34,662	109,985	67,262
Federal Home Loan Bank advances and other borrowings	39,572	16,543	73,552	32,248
Senior notes	3,296	292	6,591	292
Junior subordinated debentures	-	3,134	-	6,268

Total interest expense	103,830	54,631	190,128	106,070

Net interest income	93,963	76,611	188,051	145,967
Provision for loan losses	583	1,458	2,621	3,262

Net interest income after provision for loan losses	93,380	75,153	185,430	142,705

Other income, net
Loan and deposit related fees	25,645	14,419	45,152	26,875
Real estate and joint ventures held for investment, net	1,728	7,048	4,308	7,974
Secondary marketing activities:
Loan servicing income (loss), net	(2,529)	13,786	(1,045)	(459)
Net gains on sales of loans and mortgage-backed securities	48,848	15,675	79,463	17,047
Net gains on sales of mortgage servicing rights	-	-	981	-
Net gains (losses) on sales of investment securities	1	(21,271)	28	(19,159)
Litigation award	1,767	-	1,767	-
Other	339	523	859	855

Total other income, net	75,799	30,180	131,513	33,133

Operating expense
Salaries and related costs	39,042	37,575	78,197	73,144
Premises and equipment costs	7,891	8,200	15,891	16,408
Advertising expense	1,551	1,165	2,901	2,873
SAIF insurance premiums and regulatory assessments	927	744	1,854	1,501
Professional fees	345	356	681	724
Other general and administrative expense	8,605	9,432	16,997	17,914

Total general and administrative expense	58,361	57,472	116,521	112,564
Net operation of real estate acquired in settlement of loans	(79)	(237)	(15)	(309)

Total operating expense	58,282	57,235	116,506	112,255

Income before income taxes	110,897	48,098	200,437	63,583
Income taxes	46,827	20,277	84,628	26,850

Net income	$64,070	$27,821	$115,809	$36,733

PER SHARE INFORMATION
Basic	$2.30	$0.99	$4.16	$1.31

Diluted	$2.29	$0.99	$4.15	$1.31

Cash dividends declared and paid	$0.10	$0.10	$0.20	$0.20

Weighted average diluted shares outstanding	27,884,276	27,990,588	27,883,058	27,985,565

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2005	2004	2005	2004

Net income by business segment
Banking	$62,932	$23,726	$113,142	$32,113
Real estate investment	1,138	4,095	2,667	4,620

Total net income	$64,070	$27,821	$115,809	$36,733

Selected financial ratios
Effective interest rate spread	2.27%	2.36%	2.32%	2.39%
Efficiency ratio (a)	35.10	57.62	37.17	65.78
Return on average assets	1.51	0.83	1.40	0.58
Return on average equity	23.62	11.95	21.90	7.94

Asset activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$1,139,743	$2,185,061	$2,882,750	$3,915,531
Residential one-to-four units — subprime	132,636	204,688	305,960	377,233
All other	94,100	200,017	246,184	325,408
Repayments	(1,385,603)	(1,294,340)	(2,429,252)	(2,358,633)

Loans originated for sale portfolio (b)	2,766,047	1,279,208	4,947,439	2,206,985

Loans and mortgage-backed securities sold	(3,092,773)	(1,139,029)	(5,122,560)	(1,817,775)

Increase (decrease) in loans (including mortgage-backed
securities)	(321,553)	1,377,639	864,177	2,575,227

Increase (decrease) in assets	(281,210)	697,218	963,319	2,576,367

Increase in deposits	732,995	131,065	1,384,094	654,480

Increase (decrease) in borrowings	(1,091,077)	1,058,553	(556,785)	1,864,643

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
	2005	2004	2004

Capital ratios (Bank only)
Tangible and core	7.31%	7.09%	6.68%
Risk-based	14.11	13.71	13.13

Book value per share	$40.07	$36.18	$33.70

Number of branches including in-store locations	172	169	167

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment and litigation award.
(b) Includes loans purchased.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended June 30,

	2005			2004

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans	$15,761,341	$189,641	4.81%	$12,120,003	$123,313	4.07%
Mortgage-backed securities	294	3	4.08	325	3	3.69
Investment securities (a)	778,672	8,149	4.20	842,703	7,926	3.78

Total interest-earning assets	16,540,307	197,793	4.78	12,963,031	131,242	4.05
Non-interest-earning assets	412,604			415,503

Total assets	$16,952,911			$13,378,534

Transaction accounts:
Non-interest-bearing checking	$699,998	$-	-%	$496,445	$-	-%
Interest-bearing checking (b)	537,003	480	0.36	550,258	536	0.39
Money market	157,761	411	1.04	144,344	376	1.05
Regular passbook	2,289,652	6,129	1.07	3,844,436	10,283	1.08

Total transaction accounts	3,684,414	7,020	0.76	5,035,483	11,195	0.89
Certificates of deposit	6,921,807	53,942	3.13	3,851,486	23,467	2.45

Total deposits	10,606,221	60,962	2.31	8,886,969	34,662	1.57
FHLB advances and other borrowings (c)	4,827,696	39,572	3.29	3,251,957	16,543	2.05
Senior notes and junior subordinated debentures (d)	197,988	3,296	6.66	141,419	3,426	9.69

Total deposits and borrowings	15,631,905	103,830	2.66	12,280,345	54,631	1.79
Other liabilities	236,109			166,886
Stockholders’ equity	1,084,897			931,303

Total liabilities and stockholders’ equity	$16,952,911			$13,378,534

Net interest income/interest rate spread		$93,963	2.12%		$76,611	2.26%
Excess of interest-earning assets over deposits and borrowings	$908,402			$682,686
Effective interest rate spread			2.27			2.36

	Six Months Ended June 30,

Interest-earning assets:
Loans	$15,421,287	$362,648	4.70%	$11,472,856	$238,843	4.16%
Mortgage-backed securities	298	6	4.03	328	6	3.66
Investment securities (a)	759,588	15,525	4.12	751,726	13,188	3.53

Total interest-earning assets	16,181,173	378,179	4.67	12,224,910	252,037	4.12
Non-interest-earning assets	398,562			410,796

Total assets	$16,579,735			$12,635,706

Transaction accounts:
Non-interest-bearing checking	$656,971	$-	-%	$471,031	$-	-%
Interest-bearing checking (b)	534,710	956	0.36	534,915	996	0.37
Money market	158,126	821	1.05	142,199	740	1.05
Regular passbook	2,462,755	13,295	1.09	3,880,975	21,145	1.10

Total transaction accounts	3,812,562	15,072	0.80	5,029,120	22,881	0.91
Certificates of deposit	6,469,258	94,913	2.96	3,655,960	44,381	2.44

Total deposits	10,281,820	109,985	2.16	8,685,080	67,262	1.56
FHLB advances and other borrowings (c)	4,809,754	73,552	3.08	2,729,433	32,248	2.38
Senior notes and junior subordinated debentures (d)	197,969	6,591	6.66	132,565	6,560	9.90

Total deposits and borrowings	15,289,543	190,128	2.51	11,547,078	106,070	1.85
Other liabilities	232,652			163,118
Stockholders’ equity	1,057,540			925,510

Total liabilities and stockholders’ equity	$16,579,735			$12,635,706

Net interest income/interest rate spread		$188,051	2.16%		$145,967	2.27%
Excess of interest-earning assets over deposits and borrowings	$891,630			$677,832
Effective interest rate spread			2.32			2.39

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) Starting in the first quarter of 2004, the impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.
(d) In June 2004, we issued $200 million of 6.5% 10-year senior notes. In July 2004, we redeemed our junior subordinated debentures before their maturity.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2005	2004	2005	2004

Loan and deposit related fees
Loan related fees:
Prepayment fees	$15,743	$5,090	$25,998	$8,889
Other fees	2,061	2,215	3,949	4,215
Deposit related fees:
Automated teller machine fees	2,784	2,455	5,365	4,698
Other fees	5,057	4,659	9,840	9,073

Total loan and deposit related fees	$25,645	$14,419	$45,152	$26,875

Loan servicing income (loss), net
Net cash servicing fees	$1,753	$5,615	$3,380	$11,319
Payoff and curtailment interest cost (a)	(288)	(2,083)	(482)	(3,610)
Amortization of mortgage servicing rights	(1,398)	(4,082)	(2,558)	(9,601)
(Provision for) reduction of impairment of mortgage servicing rights	(2,596)	14,336	(1,385)	1,433

Total loan servicing income (loss), net	$(2,529)	$13,786	$(1,045)	$(459)

Net gains (losses) on sales of loans and mortgage-backed securities
Mortgage servicing rights	$1,217	$12,074	$2,826	$18,042
All other components excluding SFAS 133	46,373	249	72,466	(1,065)
SFAS 133	1,258	3,352	4,171	70

Total net gains on sales of loans and mortgage-backed securities	$48,848	$15,675	$79,463	$17,047

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	1.54%	1.08%	1.47%	0.93%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,834	$91,766	$20,502	$95,183
Additions	1,217	12,074	2,826	18,042
Amortization	(1,398)	(4,082)	(2,558)	(9,601)
Sales	-	-	(14)	-
Impairment write-down	(27)	(3,945)	(130)	(7,811)

Gross balance at end of period	20,626	95,813	20,626	95,813

Allowance balance at beginning of period	1,224	22,045	2,538	13,008
Provision for (reduction of) impairment	2,596	(14,336)	1,385	(1,433)
Impairment write-down	(27)	(3,945)	(130)	(7,811)

Allowance balance at end of period	3,793	3,764	3,793	3,764

Total mortgage servicing rights, net	$16,833	$92,049	$16,833	$92,049

As a percentage of associated mortgage loans	0.75%	1.00%	0.75%	1.00%
Estimated fair value (b)	$16,863	$92,483	$16,863	$92,483
Weighted average expected life (in months)	40	67	40	67
Custodial account earnings rate	3.45%	2.10%	3.45%	2.10%
Weighted average discount rate	9.12	8.97	9.12	8.97

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2005	2004	2004

Mortgage loans serviced for others
Total	$10,287,991	$6,672,984	$9,279,359
With capitalized mortgage servicing rights: (b)
Amount	2,249,030	2,100,452	9,242,641
Weighted average interest rate	5.57%	5.59%	5.61%
Total loans sub-serviced without mortgage servicing rights: (c)
Term – less than six months	$315,448	$610,263	$-
Term – indefinite	7,698,176	3,931,483	-

Custodial account balances	$237,722	$143,765	$238,914

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c) Servicing is performed for a fixed fee per loan each month.
Page 9

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2005	2004	2004

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$12,480,601	$11,509,067	$10,721,816
Residential one-to-four units — subprime	1,261,674	1,254,452	1,076,523

Total residential one-to-four units	13,742,275	12,763,519	11,798,339
Residential five or more units	90,616	96,587	104,016
Commercial real estate	29,249	32,678	42,540
Construction	93,016	67,519	80,608
Land	65,377	25,569	26,770
Non-mortgage:
Commercial	4,496	4,997	5,083
Automobile	320	858	1,911
Other consumer	325,096	283,798	179,793

Total loans held for investment	14,350,445	13,275,525	12,239,060
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	178,321	183,188	104,325
Allowance for losses	(36,380)	(34,714)	(33,450)

Total loans held for investment, net	$14,492,386	$13,423,999	$12,309,935

Loans held for sale
Residential one-to-four units	$914,164	$1,122,534	$662,321
Other consumer	-	-	64
Capitalized basis adjustment (a)	113	(4,059)	(904)

Total loans held for sale, net	$914,277	$1,118,475	$661,481

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$12,004	$20,470	$24,445
Residential one-to-four units — subprime	10,599	10,696	12,615
Other	456	468	475

Total non-accrual loans	23,059	31,634	37,535
Real estate acquired in settlement of loans	2,201	2,555	2,424
Repossessed automobiles	-	-	9

Total non-performing assets	$25,260	$34,189	$39,968

Non-performing assets as a percentage of total assets	0.15%	0.22%	0.28%

Delinquent loans
30-59 days	$17,820	$17,255	$16,088
60-89 days	6,674	6,278	8,784
90+ days (b)	17,166	23,415	26,333

Total delinquent loans	$41,660	$46,948	$51,205

Delinquencies as a percentage of total loans	0.27%	0.33%	0.40%

(a) Reflected the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.

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